UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2007
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EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (801) 443-1031

N/A
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 26, 2007, Peter F. Ullrich and Water Science LLC (“WS”), shareholders of EAU Technologies, Inc. (the “Company”), advanced $1 million to the Company as a short-term loan.

The Company has agreed to repay the loan by June 30, 2007.

As reported in the Company’s Current Report on Form 8-K filed on April 19, 2007, on April 16, 2007 Mr. Ullrich was appointed as a member of the Board of Directors.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2007	EAU TECHNOLOGIES, INC.

By: /s/ Wade R. Bradley
Wade R. Bradley
Chief Executive Officer